EXHIBIT 4.10

COMMON SHARE (WITH WARRANT) SUBSCRIPTION AGREEMENT

TO:	Austral Pacific Energy Ltd. (herein “Austral” or “Issuer”)
Level 3, 40 Johnson Street
Wellington Central
Wellington 6011
New Zealand
Phone: 64 4 495 0888 Fax: 64 4 495 0889

FROM:	______________________________
(Investor Name)

RE:	Purchase of Austral Common (Ordinary) Shares plus warrants at US$1.20
Reference Date: December 3, 2007
Cut-off Time for Documents and Wiring Funds: 5 p.m., Dec. 12th, 2007 (NZ time)

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION

1.	Complete the information required on page 2 with respect to subscription amounts and registration and delivery particulars for the Share certificates.

2.	Complete the applicable forms (the “Forms”) at the end of this Subscription:

(a)

If the investor is not an individual (i.e. not a natural person) or it is a Portfolio Manager – Complete TSX Venture Exchange Registration Form 4C. (If you have previously filed this form in connection with another transaction or issuer on the TSX Venture Exchange and your information has not changed you need NOT complete another one.) (See Schedule A).

(b) Subscribers resident in Canada, sign Schedule B – Representation Letter For Accredited Investors;

(c)

Subscribers who are US Persons or who were offered the Shares in the United States, who execute or deliver this Agreement in the United States, or who are “U.S. Persons” (as hereinafter defined) must be “accredited investors” within the meaning assigned in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act, and must complete and sign Schedule C – Certificate of U.S. Purchaser.

3.

All investors fax or courier completed form to the above address and wire subscription funds to the Issuer, as per below Attention: Derek Gardiner, CFO. All monetary amounts herein are in U.S. dollars payable by telegraphic transfer should be payable to: “Austral Pacific Energy Ltd.”

Signed and completed documents must be received by fax no later than Wednesday, December 12, 2007 at 5:00 p.m. NZ time. Funds must arrive concurrently. Completion will occur approximately 15 days thereafter upon American Stock Exchange (AMEX) and TSX Venture Exchange acceptance.

Wiring Instructions:

Bank:	Bank of New York	Account Name:	ASB Bank Limited
	1 Wall Street, Floor 9	Chips Code:	UID271760
	New York NY 10286	Swift:	IRVTUS3N
	United States of America	Account Number:	8900280107

Please confirm payment details to the ASB Bank by authenticated swift message (Type 103) as follows:

For further credit to:		Austral Pacific Energy (NZ) Limited
Under advice to:		ASB Financial Markets
Corner Wellesley & Albert Streets,
Auckland
New Zealand
Swift: ASBBNZ2A

(Name of Investor – please print)

(Signature of Investor)

(Official Capacity or Title of Signatory, if Investor is not an individual – please print)

(Please print name of individual whose signature appears above if different than the name of the name of the Investor printed above.)

(Investor’s Address)

Investor’s Telephone Number and Fax Number)

Investor’s E-Mail Address (optional)

REGISTER the Shares as set forth below

Name

Account reference, if applicable

Address

Account Number: 21099188-USD-21

Number of Shares: _____________________________

One warrant will be issued at no further Cost for each Share purchased

Note Austral reserves the right to reject or accept any subscription in whole or in part.

Aggregate Subscription Price:

$ _____________________________________________
Payable to: Austral Pacific Energy Ltd.

DELIVER the Shares and Warrants as set forth below:

Name

Account reference, if applicable

Contact Name

Address

Telephone Number

Consent to the Disclosure of Information under Privacy Legislation

The Investor acknowledges that certain “Personal Information” (information about an identifiable individual) about the Investor may be required to be disclosed by the Issuer to the TSX Venture Exchange (the “Exchange”) pursuant to Exchange policies and the Investor consents to the disclosure of such Personal Information by the Issuer to the Exchange, and to the collection, use and disclosure of such Personal Information by the Exchange in accordance with its specified purposes.

OTHER INFORMATION TO BE COMPLETED BY EACH INVESTOR

A.	Corporate Placee or Investment Portfolio Manager Registration Form (Schedule A)

IF THE INVESTOR IS NOT AN INDIVIDUAL (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

_____

has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX Venture Exchange Inc. (the “TSX Venture”) up to the date of this Agreement; or

_____	hereby delivers to the Issuer a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto as for filing with the TSX Venture; and

B.	Present Ownership of Securities

The Investor either [CHECK APPROPRIATE ITEM]:

_____

does not own directly or indirectly, or exercise control or direction over, any common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer (excluding the Shares subscribed for herein); or

_____

owns directly or indirectly, or exercise control or direction over, ____________________ common shares in the capital stock of the Issuer and options, warrants and convertible securities entitling the Investor to acquire an additional ____________________ common shares in the capital stock of the Issuer (excluding the Shares ____________________ subscribed for herein).

C.	Insider Status

The Investor either [CHECK IF APPROPRIATE]:

_____	is NOT an “Insider” of the Issuer as defined in the British Columbia Securities Act;

_____	is an “Insider” of the Issuer as defined in the British Columbia Securities Act, namely: “Insider” means:

(a) a director or senior officer of the issuer;

(b) a director or senior officer of a person that is itself an insider or subsidiary of the issuer;

(c) a person that has

(i) direct or indirect beneficial ownership of;

(ii) control or direction over; or

(iii)        a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

(d) the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D.	Member of “Pro Group”

The Investor either [CHECK IF APPROPRIATE]:

_____	is NOT a Member of the “Pro Group” as defined in the Rules of the TSX Venture

_____	is a Member of the “Pro Group” as defined in the Rules of the TSX Venture, namely: “Pro Group” means:

1. Subject to subparagraphs (2), (3) and (4), “Pro Group” shall include, either individually or as a group:

(a) the member (i.e. a member of the TSX Venture under its requirements);

(b) employees of the member;

(c) partners, officers and directors of the member;

(d) affiliates of the member; and

(e) associates of any parties referred to in subparagraphs (1) through (4).

2. The TSX Venture may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX Venture determines that the person is not acting at arm’s length of the member;

3. The TSX Venture may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX Venture determines that the person is acting at arm’s length of the member;

4. The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a)	the person is an affiliate or associate of the member acting at arm’s length of the member;

(b)	the associate or affiliate has a separate corporate and reporting structure;

(c)	there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d)	the member maintains a list of such excluded persons.

ACCEPTANCE: The Issuer hereby accepts the above subscription.

AUSTRAL PACIFIC ENERGY LTD.

Per:	___________________________________	Acceptance Date:	___________________________________
Authorized Signatory

Purchase of US$1.20 Shares (and warrants) Exempt from Prospectus Requirements

1. Definitions

1.1	(a) “Accredited Investor” means, for a Subscriber resident in Canada or the United Sates a high net worth or high income person, specifically defined on the relevant attachments hereto as an Investor;

(b) “AMEX” means American Stock Exchange, the U.S. stock exchange on which Austral’s shares are traded.

(c) “Applicable Securities Laws” means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including AMEX, NZSX and the TSX Venture, having application over this Offering and the Issuer in the Principal Canadian Jurisdictions;

(d) “Closing” means a completion of an issue and sale by the Issuer and the purchase by the Investors of the Securities pursuant to this Subscription Agreement at 10:00 a.m. on the Closing Date. Closings may occur on one or more dates as the Issuer may determine within the requirements of Regulatory Acceptance;

(e) “Closing Date” means the day following Regulatory Acceptance of this subscription and others which form part of the Offering and which is expected to occur on or about December 27, 2007 as the Issuer may determine within the requirements of the TSX Venture, AMEX and NZSX, if applicable. On the Closing Date the Shares will be issued and delivered to Investor or as it may direct;

(f) “Cut-off Time” means the date after which the Issuer need no longer accept Subscriptions. The Cut-off Time is 5:00 p.m., December 12th, 2007 (New Zealand time).

(g) “Exemptions” means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

(h) “Foreign Portfolio Manager” means a person who carries on business as a “portfolio manager” (within the meaning of that term under Applicable Securities Laws) in an Overseas Jurisdiction and who purchases Shares as an agent for fully managed accounts;

(i) “fully managed” in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Law;

(j) “Investor” means the person or persons named as Investor on the face page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(k) “material” means material in relation to the Issuer and any subsidiary considered on a consolidated basis;

(l) “material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(m) “material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Issuer’s securities;

(n) “misrepresentation” is as generally defined under Applicable Securities Laws;

(o) “NZSX” means the New Zealand Stock Exchange;

(p) “Offering” means the planned sale by the Issuer of up to US$17,000,000 of Shares and Warrants on the terms set forth in this Agreement. There is no minimum aggregate Offering;

(q) “Overseas Jurisdiction” means a country other than Canada or the United States;

(r) “Portfolio Manager” means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(s) “Public Record” means information which has been publicly filed by the Issuer on SEDAR at www.SEDAR.com and on EDGAR at www.SEC.gov/edgar.shtml under Applicable Securities Laws;

(t) “Principal Canadian Jurisdictions” means British Columbia, Alberta and Ontario and certain other jurisdictions referred to in Multilateral Instrument 45-102;

(u) “Regulation D” means Regulation D under the U.S. Securities Act;

(v) “Regulation S” means Regulation S under the U.S. Securities Act;

(w) “Regulatory Acceptance” means the acceptance of the transaction contemplated hereby and the approval for listing of the Shares by the TSX Venture, AMEX and NZSX;

(x) “Securities” means the Shares, Warrants and Warrant Shares;

(y) “Share” means a common share without par value in the capital of the Issuer;

(z) “Subscription Agreement” means this subscription agreement between the Investor and the Issuer, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

(aa) “TSX Venture” means the TSX Venture Exchange, the Canadian stock exchange on which Austral’s shares are traded;

(bb) “U.S. Person” means a U.S. Person as defined in Regulation S; and

(cc) “U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America.

(a) “Warrants” means Share purchase warrants; exercisable to acquire an additional common share of the Issuer for a 12 month period after the Closing Date on the terms described herein. One warrant is included, for no additional consideration, with the purchase of each Share. The Warrants are transferable (subject to applicable securities laws) but will not be listed on any exchange.;

(b) “Warrant Certificate” means the certificate representing the Warrant issued to an Investor as part of an Unit; and

(c) “Warrant Shares” means be used to refer to the Shares to be issued upon the exercise of the Warrants

2. Prospectus Exempt Subscription Commitment

2.1 The undersigned (the “Investor”) hereby subscribes for and agrees to purchase from Austral Pacific Energy Ltd. (herein the “Issuer”), subject to the terms and conditions set forth herein, that number of Shares and Warrants of the Issuer set out on the face page of this Subscription Agreement at the price of US$1.20 per Share plus one Warrant together. Subject to the terms hereof, this Subscription will be deemed to have been made and be effective only upon its acceptance by the Issuer.

2.2 The Warrants will be governed by the terms and conditions set out in the certificate representing the Warrants (the “Warrant Certificates”) which will be delivered to the Investor at Closing. Each Warrant Certificate will contain, among other things, provision for the appropriate adjustment in a class, number and price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or re-classification of the common shares of the Issuer or payments of stock dividends or upon the merger or re-organization of the Issuer.

2.3 The Warrants are exercisable at US$2.25 per Share for 12 months from Closing.

3. Closing

3.1 The Investor must deliver to the offices of the Issuer on or before the Cut-off Time, this subscription agreement duly completed and executed in accordance with the instructions on the face page of this Agreement and arrange for concurrent wiring of funds. On request by the Issuer, the Investor agrees to complete and deliver any other information as may reasonably be required by regulatory authorities, stock exchanges and Applicable Securities Laws to complete the transactions contemplated by this Agreement. Delivery against payment for the Shares and Warrants will be completed by the Issuer at its offices on the Closing Date being a date following Regulatory Acceptance at which time certificates representing the Shares will be delivered to the Investor as the Investor shall instruct. Investor hereby waives receiving any prior notice of Closing. Closing is targeted for on or about December 24, 2007.

3.2 Once this agreement is accepted by the Issuer, the completion of the sale of securities contemplated by this subscription is subject only to Regulatory Acceptance being obtained.

3.3 The Investor agrees that the funds advanced hereunder maybe immediately used by the Issuer and will be treated as a short term loan to it until Closing.

4. Investor’s Acknowledgements – Regarding Risk, Restrictions, Independent Advice

4.1 The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer that

(a) its decision to execute this Subscription and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of information about the Issuer in the Public Record;

(b) no prospectus has been filed by the Issuer with any securities commission or similar authority in Canada or elsewhere, in connection with the issuance of the Securities, and the issuance and the sale of the Shares is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i) the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii) the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii) the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c) the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d) to the knowledge of the Investor, the sale of the Securities was not accompanied by any public advertisement;

(e) the offer made by this agreement is irrevocable (subject to the right of the Issuer to reject any Subscription prior to Closing by refunding any subscription funds) and requires acceptance by the Issuer;

(f) this Subscription is not enforceable by the Investor unless it has been accepted by the Issuer and the Investor waives any requirement on the Issuer’s behalf to immediately communicate its acceptance for this Subscription to the Investor;

(g) the Securities are speculative investments which involve a substantial degree of risk;

(h) the Investor is sophisticated in financial investments, has had access to and has received all such information concerning the Issuer that the Investor has considered necessary in connection with the Investor’s investment decision and the Investor will not receive an offering memorandum or similar disclosure document;

(i) the subscription proceeds will be available to the Issuer on Closing and this subscription is not conditional on any other subscription completing. The Issuer may pay commissions in connection with this Subscription in its discretion

(j) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(k) the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor to the Issuer in completing the sale and issue of the Shares to the Investor.

4.2 The Investor hereby agrees that with respect to any personal information provided in this document or otherwise received by or in possession of the Issuer (“Personal Information”), the Investor hereby consents to

(a) the disclosure of any Personal Information to the TSX Venture, AMEX and NZSX and such securities commissions as may have jurisdiction over the Issuer; and

(b) the further collection, use and disclosure of any Personal Information by the aforesaid regulator authorities for the discharge of their regulatory functions.

5. Investor’s Exemption Status

5.1 The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Issuer (which representations, warranties and covenants shall survive the Closing of the Offering) that the Investor is purchasing the Shares as principal for its own account, it is purchasing such Shares not for the benefit of any other person, and not with a view to the resale or distribution of the Shares and one of the following Exemptions applies to the Investor:

(a) Insiders’ Family, Close Friends and Business Associates Exemption (Investors Outside of Canada go to §5.2 and note §5.3(m))

The Investor is:

(i) a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(ii) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(iii) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer,

(iv) a close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(v) a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(vi) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer,

(vii) a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer,

(viii) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii), or

(ix) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii);

(b)	Minimum Amount Exemption

(i) The aggregate acquisition cost of purchasing the Shares will not be less than Cdn.$150,000 paid in cash at the time of purchase, and the Investor has not been created or used solely to purchase or hold the Shares in reliance on this Exemption;

(c)	Accredited Investor Exemption

The Investor is an “Accredited Investor” and the Investor has properly completed and duly executed the Representation Letter for Accredited Investors attached to this Subscription Agreement as Schedule B indicating the means by which the Investor is an Accredited Investor and confirms the truth and accuracy of all statements made by the Investor in such certificate; or

(d)	For residents of Ontario only, the Investor is:

(i) a founder of the Issuer,

(ii) an affiliate of a founder of the Issuer,

(iii) a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Issuer, or

(iv) a person that is a control person of the Issuer.

5.2 All Investors Outside of Canada (US Investors see also 5.3)

If the Investor is resident in a jurisdiction outside of Canada it acknowledges and certifies that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(b) there is no government or other insurance covering the Shares;

(c) there are risks associated with the purchase of the Shares;

(d) there are restrictions on the Investor’s ability to resell the Shares and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Shares; and

(e) the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Shares through a person registered to sell the Shares under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(f) the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the United States) which would apply to this subscription;

(g) the Investor is purchasing the Shares pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor’s Shares, and the Issuer has no filing obligations in the International Jurisdiction;

(h) no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(i) the Shares are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction; and

(j) if it is a resident of the United Kingdom then it complies with the provisions of §5.1 of this Subscription Agreement as if it were a resident of British Columbia and it is a person of the described in Article 11(3) of the Financial Services Act, 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business.

5.3 Other General Representations Applicable to Investors

The following representations are hereby made by each Investor subject to the provisos contained below:

(a) the Investor has no knowledge of a “material fact” or “material change”, as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b) the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out under the heading “Name and Address of Investor” on the execution page of this Subscription Agreement;

(c) the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(e) the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f) in connection with the Investor’s investment in the Shares, the Investor has not relied upon the Issuer for investment, legal or tax advice, and has, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisers or has waived its rights thereto and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Shares;

(g) no person has made to the Investor any written or oral representations:

(i) that any person will resell or repurchase the Shares;

(ii) that any person will refund the purchase price for the Shares;

(iii) as to the future price or value of the Shares; or

(iv) that the Shares will be listed and posted for trading on any stock exchange or that application has been made to list the Shares of the Issuer on any stock exchange;

No U.S. Investor Participation Except with Accredited Investor Form (Schedule C)

(h) If the Investor IS NOT a US Person then the Investor represents and warrants that:

(i) the Investor

(A) is not, and is not purchasing the Shares for the account of or benefit of, a U.S. Person or a person in the United States;

(B) was not offered Shares in the United States; and

(C) did not execute or deliver this Agreement in the United States; OR

(ii) if the Investor IS a US Person the Investor is a U.S. Person who is an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act; and

(iii) in the case of paragraph 5.3(h)(ii) above, the Investor has duly completed, executed and delivered to the Issuer the Certificate of U.S. Purchaser attached hereto as Schedule C, and represents, warrants and covenants to the Issuer as to the accuracy of all matters set out therein as at the date hereof and on the Closing Date;

(i) If the Investor IS a US Person, then the Investor additionally represents and further warrants that:

(i) the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A) the transfer or assignment of any rights or interests in any of the Shares;

(B) the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

(C) the voting of the Shares; and

(ii) the Investor has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons except in accordance with Rule 144; and

(iii) the Investor represents that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(j) The Investor acknowledges and agrees that:

(i) the Shares have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available;

(ii) the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Shares; and

(iii) the Investor will not engage in any directed selling efforts (as defined by Regulation S under the U.S. Securities Act) in the United States in respect of the Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Shares;

Compliance with Resale Laws

(k) the Investor will comply with Applicable Securities Laws and, if applicable, Rule 904 (resales through non-US markets) of Regulation S concerning the resale of the Shares and all related restrictions (and the Issuer is not in any way responsible for such compliance) and shall speak and consult with its own legal advisors with respect to such compliance;

Own Expense

(l) the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Shares shall be borne by the Investor;

Other International Investors

(m) if the Investor is resident of an International Jurisdiction (meaning herein a country other than Canada or the United States) then:

(i) the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(ii) the Investor is purchasing the Shares pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor’s Shares, and the Issuer has no filing obligations in the International Jurisdiction;

(iii) no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv) the Shares are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

6. The Issuer’s Representations

6.1 The Issuer represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a) the Issuer’s Public Record is correct in all material respects and does not omit any material information about the issuer;

(b) the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated, and each is a “foreign private issuer” as defined in §230.405 of Regulation C promulgated under the U.S. Securities Act and shall remain a foreign private issuer;

(c) the Issuer has complied, or will comply, with Applicable Securities Laws and all applicable corporate laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any “direct selling efforts,” as such term is defined in Regulation S, or any “general solicitation or general advertising” as described in Regulation D;

(d) the Issuer and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(e) the financial statements contained in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer’s last financial statements except as filed in the Public Record;

(f) the creation, issuance and sale of the Shares by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(g) the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient shares in the treasury of the Issuer to enable it to issue the Shares;

(h) this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(i) neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer’s knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(j) no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer’s knowledge no investigations or proceedings for such purposes are pending or threatened; and

(k) except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Issuer or any other security convertible or exchangeable for any such shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding shares of the Issuer.

7. Covenants of the Issuer

7.1 The Issuer hereby covenants with each Investor that it will:

(a) offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Principal Canadian Jurisdictions) in connection with the Offering;

(b) use its best efforts to maintain its status as a “reporting issuer” not in default in British Columbia and Alberta for a period of 12 months after the Closing Date;

(c) within the required time, file with the TSX Venture, NZSX and Amex any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials; and

(d) the Issuer will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the TSX Venture, NZSX and AMEX required to be satisfied prior to the Regulatory Acceptance of this Offering.

8. Resale Restrictions and Legending of Securities

8.1 The Investor acknowledges that any resale of the Securities will be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. All Investors will receive, for the Shares acquired, a certificate bearing the following legend imprinted thereof:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert that date which is four months and a day from the Closing Date.]

Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert that date which is four months and a day from the Closing Date.]”

8.2 Investors who are U.S Persons or who use herein an address in the U.S. who execute this Agreement in the United States (which the Issuer will presume absent other evidence) will receive all Securities certificates bearing the following legend imprinted thereon as well as the legend referred to in §8.1:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United States (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer. Provided that if the Issuer is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Issuer and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

and that any certificate representing any Securities issued in exchange therefor or in substitution thereof will bear the same legend, provided, however, that if the Issuer is a “foreign issuer” as that term is defined by Regulation S under the U.S. Securities Act at the time of sale of any Shares, a new certificate bearing no legend may be obtained from transfer agent upon delivery of the certificate evidencing such securities and a duly executed declaration, in a form satisfactory to the Company and transfer agent to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act. The Issuer also reserves the right to affix to the Securities the legend contained in this §8.2 or a similar legend if such legend is required to be affixed in order to secure Regulatory Acceptance or compliance with the U.S. Securities Act.

9. Investor’s Consent to Issuer to Correct or Complete Subscription Agreement

9.1 The Investor consents to the Company, or its legal counsel, completing or correcting the Investor’s subscription agreement as may reasonably be required to finalize it.

10. General

10.1 Time is of the essence hereof.

10.2 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

10.3 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

10.4 This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

10.5 This Subscription Agreement may not be assigned by any party hereto.

10.6 The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

10.7 This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

10.8 This Subscription, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Shares by the Investor pursuant hereto, the completion of the issue of Shares of the Issuer and any subsequent disposition by the Investor of the Shares;

10.9 The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription;

10.10 Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else;

10.11 All monetary amounts are in US Dollars.

SCHEDULE A

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: ______________________________________________________________________________________

	(b)	Complete Address: ____________________________________________________________________________

____________________________________________________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: __________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? ____________________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

______________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ___________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

FORM 4C (as at March 11, 2004)	CORPORATE PLACEE REGISTRATION FORM	Page 1

4.	If the answer to 2(a) above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ____________________________________________ on ______________________________________________.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

FORM 4C (as at March 11, 2004)	CORPORATE PLACEE REGISTRATION FORM	Page 2

SCHEDULE B

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS-Canadian Investors only)

TO: Austral Pacific Energy Ltd. (“Austral”)

In connection with the purchase of common shares in the capital of Austral (“Shares”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule B), the Subscriber hereby represents, warrants, covenants and certifies to Austral that:

1.

The Subscriber is purchasing the Shares as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106 entitled “Properties and Registration Exemptions” (“NI 45-106”);

2.	The Subscriber is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

3.	Upon execution of this Schedule B by the Subscriber, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

Dated: _________________________, 2006.

Print name of Subscriber

By:

Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL APPENDIX “A” ON THE NEXT PAGE

APPENDIX “A”

TO SCHEDULE B

Accredited Investor - (defined in NI 45-106) means:

☐

(a) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐

(b) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(c) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	(d) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐

(e) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(f) a Canadian financial institution, or a Schedule III bank;

☐	(g) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐

(h) a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐

(i) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(j) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

☐	(k) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐

(l) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(m) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(n) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(o) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

		(ii)	a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

		(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

☐

(p) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐

(q) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(r) a person acting on behalf of a fully managed account managed by that person, if that person

		(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

		(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(s) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(t) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

☐	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

		(i)	an accredited investor; or

		(ii)	an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force;

and for purposes hereof:.

(a)	“Canadian financial institution” means

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“control person” has the meaning ascribed to that term in securities legislation except Ontario where “control person” means any person that holds or is one of a combination of persons that hold

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)

“eligibility adviser” means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

	(iv)	performing a policy-making function in respect of the issuer;

(e)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(g)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(i)	“person” includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(j)	“related liabilities” means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets.

(k)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE C

CERTIFICATE OF U.S. PURCHASER

This form must be completed by United States investors (only)

A “United States investor” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended. This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

2. The Investor covenants, represents and warrants to Austral Pacific Energy Ltd. (the “Issuer”) that:

(a) it understands that the Shares have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b) it acknowledges that it has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c) it understands and agrees that there may be material tax consequences to the Investor of an acquisition, disposition or exercise of any of the Shares. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Investor under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such securities. In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(d) it understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(e) it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to Austral. Provided that if Austral is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to Austral and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

If the Issuer is a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act at the time of sale, a new certificate, which will constitute “good delivery”, will be made available to the Investor upon provision by the Investor to the transfer agent of a declaration (in the form attached as Appendix “A”) that the sale of the securities represented thereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

(f) it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(g) if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Investor is not an individual, the office of the Investor at which the Investor received and accepted the offer to purchase the Issuer’s Shares is the address listed on the signature page of the Subscription Agreement.

(h) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment;

(i) the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares;

(j) it is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws;

(k) if it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless

(i) the sale is to the Issuer;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of clauses (ii) or

(iv) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer;

(l) It is an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please place your initials on the appropriate line(s)):

_____	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_____	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_____	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_____	Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

_____	Category 5.	An investment company registered under the Investment Issuer Act of 1940; or

_____	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

_____	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_____	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

_____	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

_____	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

_____	Category 12.	A director, executive officer or general partner of the Issuer; or

_____	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

_____	Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES INVESTORS NEED TO COMPLETE AND SIGN

Date

Duly authorized signatory for Investor

(Print name of Investor)

Appendix “A” to

CERTIFICATE OF U.S. PURCHASER

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA
as registrar and transfer agent for Common Shares of Austral Pacific Energy Ltd.
2nd Floor, 510 Burrard Street
Vancouver BC CANADA

The undersigned (a) acknowledges that the sale of the securities of Austral Pacific Energy Ltd (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the applicable Canadian stock exchanges designated in Regulation S or any other Designated Offshore Securities Market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and (5) the contemplated sale is not a transaction, or part of a series of transaction which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:

Name of Seller

By:

Name:
Title:

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, __________________________ (the “Seller”) dated ________________________, with regard to our sale, for such Seller’s account, of the __________________ Shares, represented by certificate number ___________ (the “Shares”), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

Name of Firm

By: